[FIRST UNION LOGO]


                               SECURITY AGREEMENT

                                                              September 11, 2001
Q-Med, Inc.
100 Metro Park South
Laurence Harbor, New Jersey 08878
(Individually and collectively "Debtor")

First Union National Bank
190 River Road
Summit, New Jersey 07901
(Hereinafter referred to as "Bank")

For value received and to secure payment and performance of the Promissory Note executed by Debtor (also referred to herein as "Borrower") dated September 11, 2001, in the original principal amount of $1,000,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including swap agreements (as defined in 11 U.S.C. ss.101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

All of the investment property, financial assets, cash, equity interests, instruments, and/or general intangibles, which are held in or credited to an account with First Union Securities, Inc., who is a Securities Intermediary (as defined herein) of the Debtor (the "Account"), and the Account itself, described as follows: Account No. 6850-0152; and all rights to which Debtor now or hereafter becomes entitled by reason of its interest in any of the previously described Collateral.

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to and approved by Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to or approved by Bank. All securities and security entitlements pledged as Collateral are fully paid and non-assessable. All income, dividends, earnings and profits with respect to the Collateral shall be reported for state and federal income tax purposes as attributable to the Debtor and not Bank and Third Party (as defined herein), and Bank or any other person authorized to report income distributions, is authorized to issue IRS Forms 1099 indicating Debtor as the recipient of such income, earnings and profits.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION. The name and address of Debtor appearing at the beginning of this Agreement are Debtor's exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank. Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all e any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any Loan Document or other agreement. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor's chief place of business and/or residence; (ii) Debtor's name or identity; (iii) Debtor's corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

FINANCING STATEMENTS, POWER OF ATTORNEY. No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office. On request of Bank, Debtor will execute one or more financing statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public fling offices, where filing is deemed by Bank to be desirable. Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to complete, execute, and deliver Control Agreement(s) by Bank, Debtor and Third Party(ies) required in connection herewith (individually and collectively the "Control Agreement"), instructions to Third Party(ies) regarding, among other things, control and disposition of any Collateral, and endorsements desirable for transfer or delivery of any Collateral, registration of any Collateral under applicable laws, retitling any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Debtor with respect to Collateral. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions, at Debtor's expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure Bank's intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank. Upon Bank's request, Debtor will, at its own expense: (i) do all things determined by Bank to be desirable to register such Collateral or qualify for an exemption from registration, under the provisions of all applicable securities laws, and (ii) otherwise do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

STOCK, DIVIDENDS. If, with respect to any securities pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional Collateral, and any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Bank. Debtor acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Debtor agrees to execute such notices and instructions to securities intermediaries as Bank may reasonably request.

VALUE REQUIREMENT. The outstanding balance of the Obligations shall not exceed at any time the aggregate Adjusted Fair Market Value of the Collateral. If at any time the outstanding balance of the Obligations exceeds the aggregate Adjusted Fair Market Value of the Collateral, Debtor shall, within 3 business days, either pledge and deliver additional securities or reduce the outstanding balance of the Obligations so that the outstanding balance of the Obligations does not exceed the aggregate Adjusted Fair Market Value of the Collateral as of the close of business on the day immediately preceding such delivery or reduction. The Bank shall be under no obligation to permit advances during any period of time that the outstanding balance of the Obligations exceeds (or would exceed should a requested advance be made) the aggregate Adjusted Fair Market Value of the Collateral.

"Fair Market Value" means the dollar value that results by multiplying the closing price per unit of Collateral (other than cash), as quoted or reported in The Wall Street Journal or, if not available, other customary publication of such information, by the number of units of like Collateral. If Fair Market Value cannot be determined by the foregoing procedure, Fair Market Value shall be determined by the Bank by reference to such public information as may be available.

"Adjusted Fair Market Value" means the dollar value that results by multiplying the Fair Market Value of an asset constituting a part of the Collateral by the applicable percentage set forth below. The aggregate Adjusted Fair Market Value is the sum of those products.

Collateral Type                                 Eligible % of Fair Market Value
---------------                                 -------------------------------
US Government Obligations (maturity two
  years or less)                                                   95%
Municipal Bonds (rating Aaa-Baa3; maturity
  five years or less)                                              85%
Corporate Bonds (rating Aaa-Baa3, non-convertible,
  NYSE; maturity two years or less)                                85%
A1/P1 Commercial Paper                                             85%

TRADING OF COLLATERAL. Until a Default occurs, if securities pledged hereunder are held in the Account, Debtor shall have the right to vote such Collateral, to exchange it or any part thereof for other easily marketable investment property or cash of at least equivalent value or purchase for cash readily marketable investment property, all of which property or cash proceeds shall be placed or paid into the Account, to collect and receive all cash dividends and interest distributed periodically in the ordinary course by the obligor or issuer of such Collateral or part thereof, and unless otherwise restricted by this Security Agreement, to exercise other rights with respect to such Collateral. In the event that, notwithstanding the above, any such property or cash proceeds are received by Debtor (other than in the Account) as a result of such an exchange or purchase, such property or cash proceeds shall be held by Debtor in trust for, and immediately delivered to, Bank.

CONTROL. Debtor will cooperate with Bank in obtaining control with respect to Collateral consisting of investment property. Debtor authorizes and directs Third Party to comply with the terms of this Security Agreement, to enter into a Control Agreement, to mark its records to show the security interest of and/or the transfer to Bank of the property pledged hereunder and to mail monthly statements to the Bank, in addition to Debtor, to the address provided herein.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or dve notice of nonpayment, or any other notice with respect to any paper or Collateral, (iii) failure to ascertain, notify Debtor of, or take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral, or failure to notify any party hereto that Collateral should be presented or surrendered for any such reason. Debtor acknowledges that Bank is not an investment advisor or insurer with respect to the Collateral; and Bank has no duty to advise Debtor of any actual or anticipated changes in the value of the Collateral.

TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, at Debtor's expense, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor's business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: Loan Document Default. A default under any Loan Document. Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days. Third Party Breach. Any default or breach by a Third Party of any provision contained in any Control Agreement executed in connection with any of the Collateral. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement or any Control Agreement without the prior written consent of Bank.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the Obligations shall be immediately due and payable, without notice and Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its right of set-off or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale. In addition to the foregoing, Bank shall be authorized to: notify Third Party to terminate immediately any trading, other rights or entitlements of Debtor with respect to the Collateral and any distributions to Debtor from the Collateral; transfer into Bank's name or the name of its nominee, all or any part of the Collateral; receive all interest, dividends, and other proceeds of the Collateral; notify any person obligated on any Collateral of the security interest of Bank therein and require such person to make payment directly to Bank; demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlement or compromise as Bank deems desirable with respect to any Collateral; and exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Debtor agrees that Bank may exercise its rights under this Security Agreement without regard for the actual or potential tax consequences to Debtor under federal or state law and without regard to any instructions or directives given Bank by Debtor.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of dl or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the jurisdiction named in the address of the Bank first shown above (the "Jurisdiction") without regard to that Jurisdiction's conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this
Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the
Jurisdiction in which the office of Bank as stated above is located. (v) Severability. If any provision of this Security

Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

DEFINITIONS. Loan Documents. The term "Loan Documents" refers to all documents, including this Agreement, whether now or hereafter existing, executed in connection with or related to the Obligations, and may include, without limitation and whether executed by Debtor or others, commitment letters that survive closing, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101). Third Party. The term "Third Party" means each and every Broker, Collateral Agent or Securities Intermediary maintaining a securities account, and acting in such capacity, for Debtor with respect to some or all of the Collateral. UCC. "UCC" means the Uniform Commercial Code as presently and hereafter enacted in the Jurisdiction. Terms defined in the UCC. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or any other Loan Document has the meaning given to the term in the UCC. Debtor acknowledges and understands that any such term relating to the description of Collateral may be defined in one or both of (i) the version of Article 9 of the UCC as enacted and in force in the Jurisdiction on the date this Agreement is signed by Debtor or (ii) a revised version of Article 9 of the UCC (substantially in the form of Revised Article 9 (2000 Revision) version thereof promulgated by the National Conference of Commissioners on Uniform State Laws and the American Law Institute) ("Revised Article 9") enacted and in force in the Jurisdiction at any relevant future time. In light of the foregoing, Debtor agrees that, if terms defining items or classes of Collateral change or are added as a result of the enactment of Revised Article 9 in the Jurisdiction, the meaning to be ascribed to any such term with respect to any particular item or class of Collateral hereunder and the interpretation thereof after the date of such enactment shall be (a) if such term is defined in both versions of Article 9 and such definitions differ, the broader or more encompassing of the two definitions, regardless of duplication, and (b) if such term is defined under only one of the versions of Article 9, the definition in that version.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                  Q-Med, Inc.
                                  Taxpayer Identification Number: 22-2468665


                                  By:
                                     ------------------------------------(SEAL)
                                     Michael W. Cox, President and Treasurer

      Payer's Request for Taxpayers Identification Number and Certification



Account Name      Q-Med, Inc.
Address           100 Metro Park South
                  Laurence Harbor, New Jersey 08878


                                 W-9 Substitute

Taxpayer Identification Number 22-2468665

Check this box if you are not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code ----------> [ ]

Check this box if you qualify as a Non-Resident Alien ---------------------> [ ]

Date August 27, 2001

Certification - Under penalties of perjury, I certify that the information provided on this form is true, correct and complete.


                              Q-Med, Inc.

                              Signature:
                                        ----------------------------------------
                                         Michael W. Cox, President and Treasurer